CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-67586 on Form S-3 and Registration Statements No. 333-40394, 333-99805 and 333-99807 on Form S-8 of our report dated February 26, 2007 (July 11, 2007 as to the effect of the retrospective application of a new accounting standard as discussed in Note 18), relating to the consolidated financial statements of Vulcan Materials Company and its subsidiary companies (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of SFAS 123(R), “Share-Based Payment;” SFAS 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R);” and EITF Issue No. 04-6, “Accounting for Stripping Costs Incurred during Production in the Mining Industry;” and an explanatory paragraph referring to the Company’s retrospective application of FSP No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities”), and our report dated February 26, 2007, relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Current Report on Form 8-K of Vulcan Materials Company dated July 12, 2007.
/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama
July 11, 2007